Exhibit 10.6
95 Hayden Avenue · Lexington · MA 02421 · USA
T: 1 · 781 · 652 · 6300 F: 1 · 781 · 652 · 6100 www.vistaprint.com

To:	Janet Holian
From:	Robert Keane
Date:	October 20, 2010
RE:	Amendment No. 1 to Barcelona Expatriate Agreement
We are asking you to sign this letter to confirm an amendment to the Barcelona Expatriate Agreement dated March 11, 2010 between you and Vistaprint USA, Incorporated (the “Agreement”). By signing below, you agree as follows:
1. The paragraph in the Agreement entitled “Housing & Additional Expense Coverage” is amended by deleting the first sentence of such paragraph and replacing it with “The Company will compensate you for a maximum of €70,000 per year of miscellaneous expenses associated with your assignment for housing and related costs.”
2. Except as specifically set forth in this amendment, the Agreement remains unchanged and in full force and effect.
Vistaprint USA, Incorporated

By:	/s/ Michael Giannetto
Michael Giannetto
Executive Vice President and Chief Financial Officer

/s/ Janet Holian

Janet Holian